UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2025

Opus Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Davis Drive, Suite 220 Durham, NC	27709
(Address of principal executive offices)	(Zip Code)

(248) 957-9024
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the standardization of its executive employment agreements, on January 17, 2025, Opus Genetics, Inc. (the “Company”) entered into an amendment and restatement (the “Magrath Amendment and Restatement”) of that certain Employment Agreement with Dr. George Magrath, the Company’s Chief Executive Officer, dated as of November 1, 2023 (as amended and restated, the “Magrath Employment Agreement”), and Amendment No. 2 (the “Jhaveri Amendment” and, together with the Magrath Amendment and Restatement, the “Amendments”) to that certain Employment Agreement with Nirav Jhaveri, the Company’s Chief Financial Officer, dated as of February 13, 2024 (as amended, the “Jhaveri Employment Agreement,” and, together with the Magrath Employment Agreement, the “Employment Agreements”).

The Amendments (i) increase the cash severance payments which Messrs. Magrath and Jhaveri are entitled to receive upon a qualifying termination of employment in connection with a “Change in Control” (as defined in the Employment Agreements) to the product of a severance multiple (1.5 and 1.0 for Dr. Magrath and Mr. Jhaveri, respectively) times the sum of their annual base salary and target annual bonus in effect as of the termination date and (ii) provide that, in the event of a qualifying termination of their employment in connection with a Change in Control, Messrs. Magrath and Jhaveri will be entitled to continued COBRA coverage for up to 18 months in the case of Dr. Magrath and 12 months in the case of Mr. Jhaveri.

The Magrath Amendment and Restatement also amends the Magrath Employment Agreement to provide that, in the event of a qualifying termination of employment prior to a Change in Control, then in addition to the payments and benefits already described in the Magrath Employment Agreement, Dr. Magrath will also be entitled to receive a prorated target annual bonus for the year in which the termination occurs.

The Jhaveri Amendment also amends the Jhaveri Employment Agreement to extend the period of time during which a qualifying termination of his employment in connection with a “Change in Control” will entitle him to enhanced severance benefits to include the three month period prior to the occurrence of a Change in Control.

The foregoing descriptions of the Magrath Amendment and Restatement and the Jhaveri Amendment are qualified in their entirety by reference to the complete text of the Magrath Employment Agreement and the Jhaveri Amendment, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Amended and Restated Employment Agreement, entered into on January 17, 2025, by and between the Company and George Magrath.
10.2	Second Amendment to Employment Agreement, entered into on January 17, 2025, by and between the Company and Nirav Jhaveri.
104.1	Cover Page Interactive Data File (embedded within Inline XBRL document).

*An exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2025	OPUS GENETICS, INC.

	By:	/s/ Dr. George Magrath
	Name:	Dr. George Magrath
	Title:	Chief Executive Officer